UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 4, 2011

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI  96819

(Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2011, it was announced that Peter R. Ingram, the current Executive Vice President, Chief Financial Officer and Treasurer of Hawaiian Holdings, Inc. (“Holdings”) and its wholly-owned subsidiary, Hawaiian Airlines, Inc. (the “Company”), will assume a new role as Executive Vice President and Chief Commercial Officer of the Company, effective November 1, 2011.  On October 4, 2011, Holdings also announced the appointment of Scott E. Topping, age 48, to succeed Mr. Ingram in the position of Executive Vice President, Chief Financial Officer and Treasurer of Holdings and the Company, effective November 1, 2011.

Mr. Topping previously served for sixteen years at Southwest Airlines Co., most recently as Vice President Treasurer, a position that he held since 2006.  Mr. Topping received his Masters of Business Administration degree from the University of Texas at Austin and a Bachelor of Science degree in Agriculture from Kansas State University.

Mr. Topping does not have a family relationship with any member of the board of directors or any executive officer of Holdings or the Company, and Mr. Topping has not been a participant or had an interest in any transaction with Holdings or the Company that is reportable under Item 404(a) of Regulation S-K.

Copies of the press releases announcing Mr. Topping’s and Mr. Ingram’s appointments are attached hereto as Exhibits 99.1 and 99.2, respectively.

Compensatory Arrangement with Scott E. Topping

In connection with Mr. Topping’s employment, he will receive an annual base salary of $330,000 and a one-time lump sum signing bonus of $50,000. In addition, he will be provided reimbursement of up to $70,000 to cover his reasonable out-of-pocket relocation expenses (which must be repaid if he voluntarily resigns or is terminated for cause within the first twelve months of his employment) and a one-time $50,000 housing budget to cover temporary housing-related expenses before he secures permanent housing in Hawaii. Mr. Topping will be eligible to participate in the Company’s executive incentive compensation program. Mr. Topping’s annual bonus for the current year will be in the fixed amount of $40,000. Beginning in fiscal year 2012, Mr. Topping will be eligible for an annual bonus equal to 75% of his base salary if he achieves certain targets to be established by the Compensation Committee of the Board of Directors of Holdings. Mr. Topping will also be granted restricted stock units (“RSUs”) with an approximate value of $300,000. Vesting for fifty percent of the RSUs will be time-based, and will vest ratably over three years from the grant date, and vesting for fifty percent of the RSUs will be performance based, and will vest, to the extent the performance metric has been achieved, on the third anniversary of the grant date.  The Company intends to enter into a severance agreement with Mr. Topping pursuant to which he will be entitled to severance equal to one year’s base salary in the event that his employment is terminated without cause.  Mr. Topping will be eligible to participate in the Company’s employee benefit plans, including the Company’s travel benefit program.

Compensatory Arrangement with Peter R. Ingram

As of the date of this report, no new compensatory arrangements have been entered into with Mr. Ingram in connection with his new role.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 4, 2011, entitled “Hawaiian Holdings Appoints New CFO.”

99.2	Press Release dated October 4, 2011, entitled “Hawaiian Appoints Ingram EVP and Chief Commercial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: October 7, 2011	By:	/s/ Hoyt H. Zia
Hoyt H. Zia
Secretary

EXHIBIT INDEX

99.1	Press Release dated October 4, 2011, entitled “Hawaiian Holdings Appoints New CFO.”

99.2	Press Release dated October 4, 2011, entitled “Hawaiian Appoints Ingram EVP and Chief Commercial Officer.”